                                                                      Exhibit 16


One year period ended December 31, 1996:

                1
1,000 (1 - .2317) = $1,232

Five year period ended December 31, 1996:

                5
1,000 (1 + .1840) = $2,327

10 year period ended December 31, 1996:

                10
1,000 (1 + .1625)    = $4,507